Exhibit (4)(b)(viii)

This instrument was prepared by

/s/ Ira G. Megdal
Ira G. Megdal, Esquire

MORTGAGE

SOUTH JERSEY GAS COMPANY

TO

THE BANK OF NEW YORK MELLON,
Trustee

SECOND AMENDMENT TO TWENTY-FOURTH SUPPLEMENTAL INDENTURE

Dated as of December 20, 2010

With Respect to the Issuance of First Mortgage Bonds,
10% Medium Term Notes Series C

and

Amending the Indenture of Mortgage
Dated October 1, 1947,

As amended by Amendment to Twenty-Fourth Supplemental Indenture
Dated as of March 31, 2006

THIS SECOND AMENDMENT TO TWENTY-FOURTH SUPPLEMENTAL INDENTURE dated as of December 20, 2010 between SOUTH JERSEY GAS COMPANY, a New Jersey corporation with principal offices at One South Jersey Plaza, Route 54, Folsom, New Jersey 08037, party of the first part, hereinafter called the “Company,” and The Bank of New York Mellon (successor trustee to Guarantee Bank and previously known as The Bank of New York), a New York banking corporation with a corporate trust office at 101 Barclay Street, Floor 21 West, New York, New York 10286, party of the second part, hereinafter called “Trustee,” as Trustee under the Indenture of Mortgage hereinafter mentioned, Witnesseth that:

Whereas, the Company has heretofore duly executed, acknowledged and delivered to Guarantee Bank and Trust Company (name later changed to Guarantee Bank), as Trustee, a certain Indenture of Mortgage dated October 1, 1947 (hereinafter called the “Original Indenture”) to provide for the issuance of, and to secure, its First Mortgage Bonds (the “Bonds”), issuable in series and without limit as to aggregate principal amount (except as provided under Article III of the Original Indenture), and by the Original Indenture granted and conveyed unto the Trustee, upon the trusts and for the uses and purposes therein specifically set forth, certain real estate, franchises and other property therein described or which might be thereafter acquired by it, to secure the payment of the principal of and interest on the Bonds from time to time issued thereunder, and pursuant to which the Company provided for the creation of an initial series of First Mortgage Bonds designated as “South Jersey Gas Company First Mortgage Bonds, 4 1/8% Series due 1977” (herein and in the Original Indenture sometimes called the “Bonds of the Initial Series”); and

Whereas, the Original Indenture provides that Bonds may be issued thereunder from time to time and in one or more series, upon conditions therein fully provided, the Bonds of each series to be substantially in the forms therein recited for the Bonds of the Initial Series but with such omissions, variations and insertions as are authorized or permitted by the Original Indenture and determined and specified by the Board of Directors of the Company; and

Whereas, the Company has heretofore duly executed, acknowledged and delivered to the Trustee supplemental indentures, including a Twenty-Fourth Supplemental Indenture dated as of September 1, 2005 and recorded as set forth on Schedule 1 annexed hereto, as amended by Amendment to Twenty-Fourth Supplemental Indenture dated as of March 31, 2006 (as amended, hereinafter called the “Twenty-Fourth Supplement”) pursuant to which the Company provided for the creation of a twenty-second series of Bonds designated as “South Jersey Gas Company First Mortgage Bonds, 10% Medium Term Notes Series C” (hereinafter sometimes called the “Bonds of the Twenty-Second Series”) (the Original Indenture, all such supplemental indentures, including the Twenty-Fourth Supplement, as amended by this Second Amendment to Twenty-Fourth Supplemental Indenture, are hereinafter sometimes collectively referred to as the “Indenture”); and

Whereas, it is the intent of the Company and the Trustee that this Second Amendment to Twenty-Fourth Supplemental Indenture evidences the terms and provisions of the Original Indenture, together with all twenty-four (24) previous indentures supplemental thereto (it being acknowledged that the Original Indenture and each of the first (1st) through twenty-fourth (24th) supplemental indentures thereto are currently of record in each of the counties within the State of New Jersey in which the real properties identified on Exhibit “A” hereto are located (except for (i) Cape May County, in which the Original Indenture and the first (1st) through thirteenth (13th) supplemental indentures thereto are being filed of record as Exhibit “B” attached hereto and incorporated by reference herein and (ii) the Amendment to Twenty-Fourth Supplemental Indenture, attached as Exhibit “C” hereto, which is being filed of record in each of the counties in which the real properties identified on Exhibit “A” hereto are located and incorporated by reference herein); and

Whereas, the Company deems it advisable and appropriate to amend the Twenty-Fourth Supplement to include a listing of certain real estate to be encumbered by the Indenture (the “Properties”) and to spread the lien of the Indenture to the Properties;

NOW THEREFORE, the Company, in further consideration of the acceptance by the Trustee of the trusts hereby created and of the purchase or acceptance of the Bonds by the Bondholders, and of One Dollar ($1.00) to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt of which is hereby acknowledged, and in order to further secure to the Bondholders the payment of the principal of and interest on all bonds at any time issued and outstanding under the Indenture, according to their tenor and effect, and the performance and observance by the Company of all the covenants and conditions in such bonds and in the Indenture contained, and intending to be legally bound, does hereby ratify and confirm that it has granted, bargained, sold, conveyed, aliened, enfeoffed, mortgaged, pledged, released, confirmed, assigned, transferred and set over unto Trustee, its successors in the trust and its and their assigns, all property described in the granting clause of the Indenture (except such thereof as may heretofore have been released from the lien of the Indenture in accordance with the terms thereof) and does, by these presents, hereby grant, bargain, sell, convey, alien, enfeoff, mortgage, pledge, release, confirm, assign, transfer, and set over unto Trustee, its successors in the trust and its and their assigns, all property described in the granting clauses of the Indenture and relating to the Properties described on Exhibit “A” hereto (except such thereof as may heretofore have been released from the lien of the Indenture in accordance with the terms thereof).

SUBJECT, HOWEVER, to the exceptions, reservations and matters of the kind and type recited in the Indenture as excepted encumbrances.

AND FURTHER PROVIDED, that the Company, by appropriate resolutions adopted by its Board of Directors has duly determined to amend the Twenty-Fourth Supplement as follows:

ARTICLE I

MORTGAGE SPREADER

The lien of the Indenture is hereby extended to and spread to the Properties described on Exhibit “A” attached hereto and all buildings and improvements now or hereafter erected thereon.

ARTICLE II

GRANTING CLAUSE TO ORIGINAL INDENTURE

Section 1 of the Granting Clause to the Original Indenture is hereby amended to also include the Properties set forth on Exhibit “A” attached hereto, so that all references in the Indenture to the “mortgaged property” shall hereafter be deemed to also include the Properties and all buildings and improvements now or hereafter erected thereon.

ARTICLE III

MISCELLANEOUS

(A)           As amended by this Second Amendment to Twenty-Fourth Supplemental Indenture, each of the Twenty-Fourth Supplement and the Indenture is in all respects ratified and confirmed and will remain in full force and effect, and the Indenture, including each supplemental indenture thereto, including, without limitation, the Twenty-Fourth Supplemental Indenture, as amended by this Second Amendment to Twenty-Fourth Supplemental Indenture, shall be read as one instrument.  All terms used in this Second Amendment to Twenty-Fourth Supplemental Indenture shall have the same meaning as used elsewhere in the Indenture except where the context clearly indicates otherwise.

(B)           The Company and Trustee hereby incorporate herein by reference, as if fully set forth herein at length, all of the terms and provisions of the Original Indenture and each supplemental indenture thereto, as amended.

(C)           This Second Amendment to Twenty-Fourth Supplemental Indenture has been dated as of December 20, 2010 for convenience.  The date of actual execution hereof by each of the parties is the date shown by the acknowledgment of execution hereof by its officers.

(D)           This Second Amendment to Twenty-Fourth Supplemental Indenture may be executed in several counterparts, each of which shall be considered an original and all collectively as but one instrument.

(E)           The Trustee makes no representations as to the validity or sufficiency of this Second Amendment to Twenty-Fourth Supplemental Indenture.  The recitals and statements herein are deemed to be those of the Company and not of the Trustee.

IN WITNESS WHEREOF, the Company and the Trustee have caused these presents to be duly executed under the respective corporate seals by their respective proper officers, all duly authorized thereunto, and have caused these presents to be dated as of the day and year first above written.

SOUTH JERSEY GAS COMPANY

	By:	/s/ David A. Kindlick
David A. Kindlick
Senior Vice President & Chief Financial Officer

ATTEST:		[SEAL]

/s/ Gina Merritt-Epps
Gina Merritt-Epps
Corporate Counsel and Secretary

THE BANK OF NEW YORK MELLON

	By:	/s/ Thomas J. Provenzano

ATTEST:		[SEAL]

/s/

STATE OF NEW JERSEY	:
	:	ss:
COUNTY OF ATLANTIC	:

Be it remembered, that on December 16, 2010, before me, a Notary Public of New Jersey, personally appeared David A. Kindlick, who, I am satisfied, is Senior Vice President & Chief Financial Officer of South Jersey Gas Company, one of the corporations named in the foregoing deed or instrument, and I having first made known to him the contents thereof, he acknowledged that he had signed the same as such officer for and on behalf of such corporation, that the same was made by such corporation as its voluntary act and deed, and sealed with its corporate seal, by virtue of authority of its board of directors, and that he has received, without charge, a true copy of said foregoing deed or instrument.  All of which is hereby certified.

/s/ Julia G. Frazier
Notary Public of New Jersey

My Commission Expires:

COMMONWEALTH OF PENNSYLVANIA	:
	:	ss:
COUNTY OF ALLEGHENY	:

Be it remembered, that on December 20, 2010, before me, a Notary Public of Pennsylvania, personally appeared  Tom Provenzano, who, I am satisfied, is  Vice President of The Bank of New York Mellon, one of the corporations named in the foregoing deed or instrument, and I having first made known to him the contents thereof, he acknowledged that he had signed the same as such officer for and on behalf of such corporation, that the same was made by such corporation as its voluntary act and deed, and sealed with its corporate seal, by virtue of authority of its board of directors.  All of which is hereby certified.

/s/ Patrick S. Smith
Notary Public of Pennsylvania

My Commission Expires:

SCHEDULE 1

The Twenty-Fourth Supplemental Indenture was recorded as follows:

County	Date of Recordation	Book	Page

New Jersey:

Atlantic	9/30/05	12151	1189

Burlington	9/30/05	10589	541

Camden	9/30/05	7962	1984

Cape May	9/30/05	4219	429

Cumberland	9/30/05	3762	237

Gloucester	9/30/05	9053	221

Salem	9/30/05	1942	240

EXHIBIT A

County	Municipality	Map Location	Street Location
Gloucester	Glassboro	Block 43, Lot 1	142 S. Main Street, Glassboro, NJ 08028
Cape May	Ocean City	Block 4505, Lot 3	4504-18 Haven Avenue, Ocean City, NJ 08226
Gloucester	Glassboro	Block 62, Lot 1	103 Union Street, Glassboro, NJ 08028
Cape May	Ocean City	Block 4505, Lot 2	4501-15 Simpson Avenue, Ocean City NJ 08226
Cumberland	Millville City	Block 259, Lot 3	1211 2nd Street, Millville City, NJ
Gloucester	Elk Township	Block 67, Lot 31	1084 Whig Lane Road, Elk Township, NJ
Atlantic	Egg Harbor Township & Hamilton Township	Block 2903, Lot 1 (Egg Harbor Township) and Block 1301, Lot 2 (Hamilton Township)	215 Cates Road, Egg Harbor Township, NJ
Atlantic	Atlantic City	Block 387, Lot 1	304 Turnpike Road, Atlantic City, NJ
Camden	Winslow Township	Block 4706, Lot 2	305 Center Avenue, Winslow Township, NJ
Cape May	Middle Township	Block 13.02, Lot 22	1708 Route 9 North, Middle Township, NJ
Atlantic	Pleasantville	Block 132, Lot 6	122-126 N. Franklin Boulevard, Pleasantville, NJ
Atlantic	Folsom Borough	Block 502, Lot 2	1608 12th Street, Folsom Borough, NJ
Atlantic	Pleasantville	Block 130, Lot 5	111 N. Franklin Boulevard, Pleasantville, NJ

EXHIBIT B

Original Indenture and First through Thirteen Supplemental Indentures

1.	Indenture of Mortgage dated October 1, 1947 between South Jersey Gas Company and Guarantee Bank and Trust Company.

2.	First Supplemental Indenture dated October 1, 1952 between South Jersey Gas Company and Guarantee Bank and Trust Company.

3.	Second Supplemental Indenture dated February 1, 1961 between South Jersey Gas Company and Guarantee Bank and Trust Company.

4.	Third Supplemental Indenture dated July 1, 1963 between South Jersey Gas Company and Guarantee Bank and Trust Company.

5.	Fourth Supplemental Indenture dated August 1, 1966 between South Jersey Gas Company and Guarantee Bank and Trust Company.

6.	Fifth Supplemental Indenture dated September 1, 1968 between South Jersey Gas Company and Guarantee Bank and Trust Company.

7.	Sixth Supplemental Indenture dated July 1, 1969 between South Jersey Gas Company and Guarantee Bank and Trust Company.

8.	Seventh Supplemental Indenture dated July 1, 1971 between South Jersey Gas Company and Guarantee Bank.

9.	Eighth Supplemental Indenture dated June 1, 1973 between South Jersey Gas Company and Guarantee Bank.

10.	Ninth Supplemental Indenture dated July 1, 1974 between South Jersey Gas Company and Guarantee Bank.

11.	Tenth Supplemental Indenture dated November 10, 1976 between South Jersey Gas Company and Guarantee Bank.

12.	Eleventh Supplemental Indenture dated December 1, 1979 between South Jersey Gas Company and Guarantee Bank.

13.	Twelfth Supplemental Indenture dated June 1, 1980 between South Jersey Gas Company and Guarantee Bank.

14.	Thirteenth Supplemental Indenture dated August 1, 1981 between South Jersey Gas Company and Guarantee Bank.

Exhibit C

Amendment to Twenty-Fourth Supplement Indenture